                                                                   EXHIBIT 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
     Bank of Boston Corporation

We consent to the incorporation by reference, in the registration statement of Bank of Boston Corporation on Form S-4, of our report dated January 18, 1996, on our audits of the consolidated financial statements of Bank of Boston Corporation as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, included in the Corporation's 1995 Annual Report to Stockholders filed as Exhibit 13 to the Corporation's Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                                   /s/  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 15, 1996